SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROLINK HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

5812
(Primary Standard Industrial Classification Code Number)

30-0280392
(I.R.S. Employer
Identification No.)

410 South Benson Ln., Chandler, Arizona 85224
(480) 961-8800

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Approximate date of proposed sale to the public: From time to time after the date this registration statement becomes effective.

Lawrence D. Bain, President and Chief Executive Officer
PROLINK HOLDINGS CORP.
410 South Benson Ln., Chandler, Arizona 85224
(480) 961-8800

(Name, Address and Telephone Number
of Agent for Service)

With copies to:
MINTZ LEVIN COHN FERRIS GLOVSKY AND POPEO, P.C.
Chrysler Center, 666 Third Avenue, New York, New York 10017
Attention: Kenneth Koch, Esq.
(Name, address including zip code, and telephone number, including area code, of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.0001 par value	10,725,129	$0.06	$643,507.74	$25.29*

*Previously paid.

(1) Of these shares, (i) 4,054,054 represent currently unissued shares of our common stock to be offered for resale by selling stockholders following issuance upon the exercise of outstanding common stock purchase warrants, and (ii) 4,921,075 represent currently unissued shares of our common stock to be offered for resale by selling stockholders following issuance upon conversion of secured convertible term notes issued by us in connection with a credit facility. In accordance with Rule 416, we are also registering hereunder an indeterminate number of shares that may be issued and resold in connection with stock splits, stock dividends, reorganizations or similar events.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1993, as amended, and based on the average of the high and low prices of the Registrant's Common Stock reported on the OTC Electronic Bulletin Board on  December 30 , 2008.

This Pre-Effective Amendment No. 1 is being filed as a Part II exhibit filing only in order to file an updated consent from our certified public accountants per a request from the Securities and Exchange Commission.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling stockholders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

SEC registration fee	$25.29
Accounting fees and expenses	$3,000
Legal fees and expenses	$15,000
Printing and related expenses	$1,000
Transfer agent fees and expenses	$0
Miscellaneous	$0
Total	$19,025.29

Item 14. Indemnification of Directors and Officers

Our Certificate and By-laws contain provisions eliminating the personal liability of a director to the company and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Delaware statutory provisions making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above), including grossly negligent business decisions made in connection with takeover proposals for the Company. As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his duty of care. The Securities and Exchange Commission (the “Commission”) has taken the position that the provision will have no effect on claims arising under the federal securities laws.

In addition, the Certificate and By-Laws provide mandatory indemnification rights, subject to limited exceptions, to any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Such indemnification rights include reimbursement for expenses incurred by such person in advance of the final disposition of such proceeding in accordance with the applicable provisions of the Delaware General Corporation Law.

Item 15. Recent Sales of Unregistered Securities

In December 2005 and the first quarter of 2006, we entered into a series of subscription agreements with certain accredited investors whereby we completed a private placement offering of our common stock pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the terms of the private placement, we sold 4,500,000 shares of our common stock at a purchase price of $1.00 per share. The subscription agreements also provide for “piggyback” registration rights, subject to the ability of an underwriter of an underwritten offering to exclude or cut back such rights, as to registration statements on forms appropriate for such purpose filed after the closing of the private offering.

On March 31, 2006, we entered into a subscription agreement with certain accredited investors whereby the Company completed a private placement offering of our common stock, par value $.0001 per share pursuant to Rule 506 of Regulation D of the Securities Act of 1933. Pursuant to the terms of the private placement, we sold 500,000 shares of our common stock at a purchase price of $1.00 per share for aggregate gross proceeds of $500,000. The investors executed the subscription agreement and acknowledged, among other things, that the securities to be issued have not been registered under the Securities Act, that the investors understood the economic risk of an investment in the common stock, and that the investors had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the common stock. The subscription agreement also provides for “piggyback” registration rights, subject to the ability of an underwriter of an underwritten offering to exclude or cut back such rights, as to registration statements on forms appropriate for such purpose, filed after the closing of the private offering. The Company used the proceeds from the sale of the common stock for working capital and general corporate purposes of its operating subsidiary, ProLink Solutions, LLC.

On October 12, 2006, we closed on the sale of a series of notes due April 11, 2007 in the aggregate amount of $4,500,000 with certain accredited investors in reliance upon Section 4(2) of the Securities Act. We accepted the signature pages from the holders on October 11, 2006. In addition the holders were granted warrants to purchase 931,038 shares of the common stock of the company which number represents 30% of the quotient of the face value of the notes and the closing bid price of the common stock on the date of closing. The warrants have an exercise price of $1.45 and expire in October 2011. The notes were sold pursuant to a securities purchase agreement that provides for registration rights for the resale of the shares underlying the warrants and any shares issued to the holders as interest payments, on such form of registration statement that is appropriate for such purpose.

In a closing on January 8, 2007, and an additional closing on January 23, 2007, we issued to certain aceredited investors in reliance upon Section 4(2) of the Securities Act an aggregate of 1,142 shares of our Series C Convertible Preferred Stock, par value $0.001 per share, and 24 five-year warrants to acquire up to 4,225,400 shares of our common stock, par value $0.0001 per share, at an exercise price equal to $1.40 per share, for gross proceeds to us of $11,420,000. The preferred stock and warrants were sold pursuant to a securities purchase agreement. Additionally a registration rights agreement provides for registration rights for the resale of the shares of common stock underlying the preferred stock sold in the offering and the shares of common stock issuable upon exercise of the warrants.

On January 13, 2006, we entered into a subscription agreement with certain accredited investors whereby the Company completed a private placement offering of its common stock, par value $.0001 per share pursuant to Rule 506 of Regulation D of the Securities Act. Pursuant to the terms of the private placement, the Company sold 500,000 shares of its common stock at a purchase price of $1.00 per share for aggregate gross proceeds of $500,000. The investors executed the subscription agreement and acknowledged, among other things, that the securities to be issued have not been registered under the Securities Act, that the investors understood the economic risk of an investment in the common stock, and that the investors had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the Common Stock. The subscription agreement also provides for “piggyback” registration rights, subject to the ability of an underwriter of an underwritten offering to exclude or cut back such rights, as to registration statements on forms appropriate for such purpose, filed after the closing of the private offering. The Company used the proceeds from the sale of the common stock for working capital and general corporate purposes of its operating subsidiary, ProLink Solutions, LLC. Merriman Curhan Ford & Co. acted as placement agent in the private placement and was paid a fee of $40,000 in connection with providing such services.

On April 10, 2008, ProLink Holdings Corp. and its operating subsidiary, ProLink Solutions, LLC (“ProLink Solutions” and, together with the Company, the “ProLink Entities”), entered into a definitive Amended and Restated Security Agreement (the “Agreement”), by and among the ProLink Entities, Valens U.S. SPV I, LLC (“Valens U.S.”), Valens Offshore SPV I, Ltd. (“Valens Offshore”), PSource Structured Debt Limited (“PSource”), Calliope Capital Corporation (“Calliope” and, together with Valens U.S., Valens Offshore and PSource, the “Lenders”) and LV Administrative Services, Inc., as collateral agent for the Lenders (the “Agent”). The Agreement amended and restated in its entirety that certain Security Agreement, dated as of August 17, 2007, by and among the ProLink Entities and Calliope and subsequently assigned to the other Lenders (the “Original Agreement”), as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 22, 2007. The parties to the Agreement also entered into certain related ancillary documents. The loan funded on April 10, 2008.

The $12,100,000 credit facility made available under the Agreement (the “Credit Facility”), which increased the facility under the Original Agreement by an aggregate amount of $3,100,000, consists of (i) an Amended and Restated Secured Revolving Note issued to Calliope, which increased in the principal amount loaned thereunder from $5,000,000 to $6,000,000 (the “Revolver”) and (ii) a term loan (the “Term Loan”), consisting of Amended and Restated Secured Convertible Term Notes issued to each of Valens U.S., Valens Offshore and PSource, in the principal amounts of $1,465,325.27, $2,298,374.73 and $2,336,300.00, respectively (collectively, the “Term Notes”), which increased the aggregate principal amount loaned thereunder from $4,000,000 to $6,100,000. The Revolver matures on August 31, 2010, and the Term Loan matures on August 31, 2012 and requires amortization of its principal balance in 60 equal monthly payments beginning on October 1, 2008, subject to acceleration upon the occurrence of an event on default. On and after August 17, 2008, the holder shall have the right to convert any portion of the outstanding amount of principal due under the Term Loan into shares of the Company’s common stock, at a fixed conversion price per share of (a) $1.35 with respect to the first $2,100,000 of the principal amount; (b) $1.40 with respect to the next $1,333,334 of the principal amount; (c) $1.50 with respect to the next $1,333,334 of the principal amount; and (d) $1.67 with respect to the remaining $1,333,332 of the principal amount. Such securities were issued pursuant to Section 4(2) of the Securities Act.

In connection with and subject to the closing of the Credit Facility, and pursuant to a proposal letter, the Company issued to Laurus Master Fund, Ltd. (“Laurus”), in favor of the Lenders, an aggregate of 1,000,000 shares of its common stock (the “Closing Shares”) pursuant to Section 4(2) of the Securities Act. The Closing Shares will be subject to a lock-up period until September 30, 2008, during which time Closing Shares cannot be sold or otherwise transferred without the prior written consent of the Company. Additionally, for the period from October 1, 2008 until March 31, 2009, any dispositions made by Laurus and the Lenders will be subject to the volume limitations under Rule 144 of the Securities Act of 1933, as amended.

In connection with the credit facility under the Original Agreement entered into on August 17, 2007, the Company issued a common stock purchase warrant in favor of Calliope. Pursuant to the warrant, Calliope is entitled to purchase from the Company, at any time after the date thereof and for a period of five years, 4,054,054 shares of common stock at an exercise price of $1.40 for the first one-third of the shares, $1.50 for the next one-third of the shares, and $1.60 for any additional shares. Such securities were issued pursuant to Section 4(2) of the Securities Act.

On April 14, 2008, an additional 800,000 shares of common stock were issued to Merriman, Curhan and Ford and recorded as offering costs in connection with the Credit Facility, as disclosed above. Such securities were issued pursuant to Rule 506 of Regulation D promulgated under the Securities Act.

On July 20, 2008, 200,000 shares of the Company's common stock were issued in relation to CEOcast Inc. in connection with a consulting agreement. The issuance of the shares was made in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act.

Item 16. Exhibits and Financial Statements Schedules

Exhibit
Number	Description

3.1	Certificate of Incorporation of ProLink Holdings Corp.(1)
3.2	By-laws of ProLink Holdings Corp. (2)
3.3	Amendment to By-laws of ProLink Holdings Corp. (3)
4.1	Specimen Common Stock certificate. (2)
4.2	Form of Warrant to Purchase Common Stock of the Company. (4)
4.3	Form of Warrant to Purchase Common Stock of the Company. (5)
4.4	Form of Warrant to Purchase Common Stock of the Company. (6)
4.5	Form of Warrant to Purchase Common Stock of the Company. (7)
4.6	Form of Warrant to Purchase Common Stock of the Company. (8)
5.1	Opinion of counsel as to legality of the securities being registered. (1)
10.1	Settlement Agreement, dated October 26, 2006, 2006, by and among GPS Industries, Inc., ProLink Solutions LLC, Elumina Iberica S.A. and Elumina Iberica Limited. (9)
10.2	Waiver Agreement with Comerica Bank, dated August 11, 2006. (10)
10.3	Loan and Security Agreement with Comerica Bank dated June 30, 2006. (10)
10.4	Loan and Security Agreement by and among Comerica Bank, ProLink Holdings Corp. and ProLink Solutions LLC, dated October 23, 2006. (11)
10.5	Securities Purchase Agreement dated as of October 10, 2006. (4)
10.6	Security Agreement, dated as of February 23, 2006, by ProLink Solutions, LLC issued to David S. Band and Stanley B. Kane, as co-trustees of the Putters Loan Trust. (12)
10.7	Purchase and Sale Agreement between Signal Systems Associates LLC, the entities described in Exhibit A attached thereto and ProLink Solutions, LLC. (12)
10.8	Promissory Note dated June 30, 2006. (9)
10.9	Term Note, issued by ProLink Holdings Corp. and ProLink Solutions LLC, dated October 23, 2006. (11)
10.10	Revolving Promissory Note, issued by ProLink Holdings Corp. and ProLink Solutions LLC, dated October 23, 2006. (11)
10.11	Revolving Promissory Note, issued by ProLink Solutions LLC in favor of FOC Financial Limited Partnership, dated September 18, 2006. (13)
10.12	Revolving Promissory Note, in the Maximum Principal Amount of $1,000,000, made by ProLink Solutions, LLC in favor of FOC Financial Limited Partnership, dated May 6, 2005. (14)
10.13	Commercial Promissory Note, dated February 23, 2006, by ProLink Solutions, LLC issued to David S. Band and Stanley B. Kane, as co-trustees of the Putters Loan Trust. (12)
10.14	Letter Factoring Agreement between ProLink Solutions, LLC and FOC Financial L.P., dated September 18, 2006. (13)
10.15	Letter Agreement, by and between ProLink Solutions, LLC and FOC Financial Limited Partnership, dated May 6, 2005, Regarding $1,000,000 Revolving Line of Credit. (14)
10.16	Second Amended and Restated Exclusive Licensing and Distribution Agreement with Elumina Iberica, S.A., dated April 9, 2007. (15)
10.17	License Agreement, by and between ProLink/ParView, LLC and Optimal Golf Solutions, Inc., dated January 22, 2004. (14)
10.18	Intellectual Property Security Agreement, between ProLink Solutions LLC and Comerica Bank, dated June 30, 2006. (10)

10.19	Subscription Agreement between the Company and Investors, dated March 31, 2006. (16)
10.20	Subscription Agreement between the Company and Purchasers, dated as of March 15, 2005. (17)
10.21	Subscription Agreement between Amalgamated Technologies and Investors, dated January 13, 2006. (18)
10.22	Subscription Agreement, dated as of December 30, 2005 between Amalgamated Technologies, Inc. and Investors. (19)
10.23	Contribution Agreement between Amalgamated Technologies, Inc. and ProLink Solutions, LLC, dated December 23, 2005. (14)
10.24	Severance Agreement and Consulting Agreement with Charles Sherman, dated September 18, 2006. (13)
10.25	Compensation Agreement with Michael S. Browne, CPA (CFO) dated July 18, 2006.* (20)
10.26	Consulting Agreement with Mr. Andrew L. Wing, the Company’s director, dated July 10, 2006.* (3)
10.27	Offer Letter of Employment by ProLink Solutions, LLC, to Danny Lam, dated August 22, 2005.* (14)
10.28	Offer Letter of Employment by ProLink Solutions, LLC, to Dave Gomez, dated September 6, 2005.* (14)
10.29	Amalgamated Technologies, Inc. 2005 Employee, Director and Consultant Stock Plan.* (14)(21)
10.30	Form of Amalgamated Technologies, Inc. Non-Qualified Stock Option Agreement.* (14)
10.31	Securities Purchase Agreement dated as of December 31, 2006. (4)
10.32	Securities Purchase Agreement dated as of January 23, 2007. (9)
10.33	Registration Rights Agreement dated as of January 8, 2007. (6)
10.40	Registration Rights Agreement dated as of January 23, 2007. (7)
10.41	ProLink Holdings Corp. 2006 Employee, Director and Consultant Stock Plan. (22)
10.42	Nonqualified Stock Option Agreement. (22)
10.43	First Modification to Loan and Security Agreement, by and including ProLink Holding Corp., ProLink Solutions LLC and Comerica Bank, dated May 24, 2007. (23)
10.44	Media Representation Agreement, between ABC National Television Sales, Inc. and ProLink Solutions, LLC, dated September 24, 2007. (24)
10.45	Amended and Restated Letter Factoring Agreement between ProLink Solutions, LLC and FOC Financial L.P., dated June 22, 2007. (25)
10.46	Amended and Restated Revolving Promissory Note between ProLink Solutions, LLC and FOC Financial L.P., dated June 22, 2007. (25)
10.47	Letter Factoring Agreement between ProLink Solutions, LLC and Robeco WPG Event-Driven Multi-Strategy Overseas, L.P., c/o Robeco Investment Management, Inc., dated July 5, 2007. (25)
10.48	Letter Factoring Agreement between ProLink Solutions, LLC and Robeco WPG Distressed/Special Situations Overseas, L.P., c/o Robeco Investment Management, Inc., dated July 5, 2007. (25)
10.49	Revolving Promissory Note between ProLink Solutions, LLC and Robeco WPG Event-Driven Multi-Strategy Overseas, L.P., c/o Robeco Investment Management, Inc., dated July 5, 2007. (25)
10.50	Revolving Promissory Note between ProLink Solutions, LLC and Robeco WPG Distressed/Special Situations Overseas, L.P., c/o Robeco Investment Management, Inc., dated July 5, 2007. (25)
10.51	Security Agreement, by and among Calliope Capital Corporation, the Company and each of the subsidiaries of the Company listed therein, dated August 17, 2007. (8)
10.52	Intellectual Property Security Agreement, by and among the Company, ProLink Solutions LLC and Calliope Capital Corporation, dated August 17, 2007. (8)
10.53	Membership Interest Pledge Agreement, by and between the Company and Calliope Capital Corporation, dated August 17, 2007. (8)
10.54	Registration Rights Agreement, by and between the Company and Calliope Capital Corporation, dated August 17, 2007. (8)
10.55	Secured Convertible Term Note, issued by the Company in favor of Calliope Capital Corporation, dated August 17, 2007. (8)
10.56	Secured Revolving Note, issued by the Company in favor of Calliope Capital Corporation, dated August 17, 2007. (8)

10.57
Amended and Restated Security Agreement, by and among ProLink Holdings Corp., ProLink Solutions LLC, Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd., PSource Structured Debt Limited, Calliope Capital Corporation and LV Administrative Services, Inc., as collateral agent for the Lenders. (26)

10.58	Amended and Restated Secured Revolving Note, issued by the Company to Calliope Capital Corporation. (26)
10.59	Amended and Restated Secured Convertible Term Note, issued by the Company to Valens U.S. SPV I, LLC. (26)
10.60	Amended and Restated Secured Convertible Term Note, issued by the Company to Valens Offshore SPV I, Ltd. (26)
10.61	Amended and Restated Secured Convertible Term Note, issued by the Company PSource Structured Debt Limited. (26)
10.62	Amended and Restated Intellectual Property Security Agreement, by and among by and among ProLink Holdings Corp., ProLink Solutions LLC, and LV Administrative Services, Inc. (26)
10.63	Amended and Restated Membership Interest Pledge Agreement, by and among by and among ProLink Holdings Corp., ProLink Solutions LLC, and LV Administrative Services, Inc. (26)
10.64
Registration Rights Agreement, by and among ProLink Holdings Corp., ProLink Solutions LLC, Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd., PSource Structured Debt Limited and Calliope Capital Corporation. (26)

10.65	Exclusive Licensing and Distribution Agreement, by and between ProLink Solutions, LLC and Sport Business Group, dated as of May 12, 2008. (27)
10.66	Exclusive Licensing and Distribution Agreement, by and between ProLink Solutions, LLC and Golf Consulting Services, dated as of May 14, 2008. (27)
10.67	Assignment of Lease, by and between ProLink Solutions, LLC and FDC Financial Limited Partnership, dated as of May 16, 2008. (28)
10.68	Amended and Restated Assignment of Lease, dated September 25, 2008, by and between ProLink Solutions, LLC and FOC Financial Limited Partnership. (29)
10.69	Letter Agreement, by ProLink Holdings Corp., ProLink Solutions, LLC, LV Adminstrative Services, Inc., Calliope Capital Corporation, Valens Offshore SPV I, Ltd., Valens U.S. SPV I, LLC and PSource Structured Debt Limited, dated December 10, 2008 and executed and effective as of December 11, 2008. (30)
16.1	Letter from Most & Company LLP, dated March 15, 2006. (31)
21.1	Subsidiaries of the Registrant. (8)
23.1	Consent of Semple, Marchal & Cooper., independent auditors. +
24.1	Power of Attorney (See “Power of Attorney” on signature page). (1)
*	Denotes a management contract or compensatory plan or arrangement.
+	Filed herewith

(1)
Previously filed as an exhibit to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 31, 2008, which exhibit is hereby incorporated herein by reference.

(2)
Previously filed as an exhibit to Amendment No. 2 to the Company’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on June 6, 2007, which exhibit is hereby incorporated by reference.

(3)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2006, which exhibit is hereby incorporated herein by reference.

(4)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2006, which exhibit is hereby incorporated herein by reference.

(5)
Previously filed as an exhibit to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 17, 2006, which exhibit is hereby incorporated herein by reference.

(6)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2007, which exhibit is hereby incorporated herein by reference.

(7)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007, which exhibit is hereby incorporated herein by reference.

(8)
Previously filed as an exhibit to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 15, 2008, which exhibit is hereby incorporated herein by reference.

(9)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2006, which exhibit is hereby incorporated herein by reference.

(10)
Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-QSB/A filed with the Securities and Exchange Commission on August 15, 2006, which exhibit is hereby incorporated herein by reference.

(11)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 27, 2006, which exhibit is hereby incorporated herein by reference.

(12)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 01, 2006, which exhibit is hereby incorporated herein by reference.

(13)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 19, 2006, which exhibit is hereby incorporated herein by reference.

(14)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2005, which exhibit is hereby incorporated herein by reference.

(15)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2007, which exhibit is hereby incorporated herein by reference.

(16)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 04, 2006, which exhibit is hereby incorporated herein by reference.

(17)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 21, 2005, which exhibit is hereby incorporated herein by reference.

(18)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 18, 2006, which exhibit is hereby incorporated herein by reference.

(19)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 06, 2006, which exhibit is hereby incorporated herein by reference.

(20)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2006, which exhibit is hereby incorporated herein by reference.

(21)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2006, which exhibit is hereby incorporated herein by reference.

(22)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2006, which exhibit is hereby incorporated by reference.

(23)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2007, which exhibit is hereby incorporated herein by reference.

(24)
Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on November 14, 2007, which exhibit is hereby incorporated herein by reference.

(25)
Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on August 20, 2007, which exhibit is hereby incorporated herein by reference.

(26)
Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2008, which exhibit is hereby incorporated herein by reference.

(27)
Previously filed as an exhibit to the Company’s Quartely Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2008, which exhibit is hereby incorporated herein by reference.

(28)
Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q/A filed with the Securities and Exchange Commission on December 12, 2008, which exhibit is incorporated herein by reference.

(29)	Previously filed as an exhibit to the Company's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on October 1, 2008, which exhibit is incorporated herein by reference.

(30)	Previously filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2008, which exhibit is incorporated herein by reference.

(31)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on March 15, 2006, which exhibit is hereby incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Pre-Effective Amendment No. 1 Registration Statement on Form S-1/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on this 12th day of February, 2009.

PROLINK HOLDINGS CORP.

By	/s/ Lawrence D. Bain
Lawrence D. Bain
Chief Executive Officer and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1/A has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	February 12, 2009
Steven D. Fisher

/s/ Lawrence D. Bain	Chief Executive Officer, Chief Financial Officer,	February 12, 2009
Lawrence D. Bain	Principal Accounting Officer and Director

*	Director	February 12, 2009
Jay Wolf

*	Director	February 12, 2009
Ron Bension

*	Director	February 12, 2009
Barry I. Regenstein

*	Director	February 12, 2009
William D. Fugazy, Jr.

*	Director	February 12, 2009
M.G. Orender

*/s/ Lawrence D. Bain
Lawrence D. Bain Attorney-in-fact

INDEX OF EXHIBITS

Exhibit
Number	Description

3.1	Certificate of Incorporation of ProLink Holdings Corp.(1)
3.2	By-laws of ProLink Holdings Corp. (2)
3.3	Amendment to By-laws of ProLink Holdings Corp. (3)
4.1	Specimen Common Stock certificate. (2)
4.2	Form of Warrant to Purchase Common Stock of the Company. (4)
4.3	Form of Warrant to Purchase Common Stock of the Company. (5)
4.4	Form of Warrant to Purchase Common Stock of the Company. (6)
4.5	Form of Warrant to Purchase Common Stock of the Company. (7)
4.6	Form of Warrant to Purchase Common Stock of the Company. (8)
5.1	Opinion of counsel as to legality of the securities being registered. (1)
10.1	Settlement Agreement, dated October 26, 2006, 2006, by and among GPS Industries, Inc., ProLink Solutions LLC, Elumina Iberica S.A. and Elumina Iberica Limited. (9)
10.2	Waiver Agreement with Comerica Bank, dated August 11, 2006. (10)
10.3	Loan and Security Agreement with Comerica Bank dated June 30, 2006. (10)
10.4	Loan and Security Agreement by and among Comerica Bank, ProLink Holdings Corp. and ProLink Solutions LLC, dated October 23, 2006. (11)
10.5	Securities Purchase Agreement dated as of October 10, 2006. (4)
10.6	Security Agreement, dated as of February 23, 2006, by ProLink Solutions, LLC issued to David S. Band and Stanley B. Kane, as co-trustees of the Putters Loan Trust. (12)
10.7	Purchase and Sale Agreement between Signal Systems Associates LLC, the entities described in Exhibit A attached thereto and ProLink Solutions, LLC. (12)
10.8	Promissory Note dated June 30, 2006. (9)
10.9	Term Note, issued by ProLink Holdings Corp. and ProLink Solutions LLC, dated October 23, 2006. (11)
10.10	Revolving Promissory Note, issued by ProLink Holdings Corp. and ProLink Solutions LLC, dated October 23, 2006. (11)
10.11	Revolving Promissory Note, issued by ProLink Solutions LLC in favor of FOC Financial Limited Partnership, dated September 18, 2006. (13)
10.12	Revolving Promissory Note, in the Maximum Principal Amount of $1,000,000, made by ProLink Solutions, LLC in favor of FOC Financial Limited Partnership, dated May 6, 2005. (14)
10.13	Commercial Promissory Note, dated February 23, 2006, by ProLink Solutions, LLC issued to David S. Band and Stanley B. Kane, as co-trustees of the Putters Loan Trust. (12)
10.14	Letter Factoring Agreement between ProLink Solutions, LLC and FOC Financial L.P., dated September 18, 2006. (13)
10.15	Letter Agreement, by and between ProLink Solutions, LLC and FOC Financial Limited Partnership, dated May 6, 2005, Regarding $1,000,000 Revolving Line of Credit. (14)
10.16	Second Amended and Restated Exclusive Licensing and Distribution Agreement with Elumina Iberica, S.A., dated April 9, 2007. (15)
10.17	License Agreement, by and between ProLink/ParView, LLC and Optimal Golf Solutions, Inc., dated January 22, 2004. (14)
10.18	Intellectual Property Security Agreement, between ProLink Solutions LLC and Comerica Bank, dated June 30, 2006. (10)

Index of Exhibits - 1

10.19	Subscription Agreement between the Company and Investors, dated March 31, 2006. (16)
10.20	Subscription Agreement between the Company and Purchasers, dated as of March 15, 2005. (17)
10.21	Subscription Agreement between Amalgamated Technologies and Investors, dated January 13, 2006. (18)
10.22	Subscription Agreement, dated as of December 30, 2005 between Amalgamated Technologies, Inc. and Investors. (19)
10.23	Contribution Agreement between Amalgamated Technologies, Inc. and ProLink Solutions, LLC, dated December 23, 2005. (14)
10.24	Severance Agreement and Consulting Agreement with Charles Sherman, dated September 18, 2006. (13)
10.25	Compensation Agreement with Michael S. Browne, CPA (CFO) dated July 18, 2006.* (20)
10.26	Consulting Agreement with Mr. Andrew L. Wing, the Company’s director, dated July 10, 2006.* (3)
10.27	Offer Letter of Employment by ProLink Solutions, LLC, to Danny Lam, dated August 22, 2005.* (14)
10.28	Offer Letter of Employment by ProLink Solutions, LLC, to Dave Gomez, dated September 6, 2005.* (14)
10.29	Amalgamated Technologies, Inc. 2005 Employee, Director and Consultant Stock Plan.* (14)(21)
10.30	Form of Amalgamated Technologies, Inc. Non-Qualified Stock Option Agreement.* (14)
10.31	Securities Purchase Agreement dated as of December 31, 2006. (4)
10.32	Securities Purchase Agreement dated as of January 23, 2007. (9)
10.33	Registration Rights Agreement dated as of January 8, 2007. (6)
10.40	Registration Rights Agreement dated as of January 23, 2007. (7)
10.41	ProLink Holdings Corp. 2006 Employee, Director and Consultant Stock Plan. (22)
10.42	Nonqualified Stock Option Agreement. (22)
10.43	First Modification to Loan and Security Agreement, by and including ProLink Holding Corp., ProLink Solutions LLC and Comerica Bank, dated May 24, 2007. (23)
10.44	Media Representation Agreement, between ABC National Television Sales, Inc. and ProLink Solutions, LLC, dated September 24, 2007. (24)
10.45	Amended and Restated Letter Factoring Agreement between ProLink Solutions, LLC and FOC Financial L.P., dated June 22, 2007. (25)
10.46	Amended and Restated Revolving Promissory Note between ProLink Solutions, LLC and FOC Financial L.P., dated June 22, 2007. (25)
10.47	Letter Factoring Agreement between ProLink Solutions, LLC and Robeco WPG Event-Driven Multi-Strategy Overseas, L.P., c/o Robeco Investment Management, Inc., dated July 5, 2007. (25)
10.48	Letter Factoring Agreement between ProLink Solutions, LLC and Robeco WPG Distressed/Special Situations Overseas, L.P., c/o Robeco Investment Management, Inc., dated July 5, 2007. (25)
10.49	Revolving Promissory Note between ProLink Solutions, LLC and Robeco WPG Event-Driven Multi-Strategy Overseas, L.P., c/o Robeco Investment Management, Inc., dated July 5, 2007. (25)
10.50	Revolving Promissory Note between ProLink Solutions, LLC and Robeco WPG Distressed/Special Situations Overseas, L.P., c/o Robeco Investment Management, Inc., dated July 5, 2007. (25)
10.51	Security Agreement, by and among Calliope Capital Corporation, the Company and each of the subsidiaries of the Company listed therein, dated August 17, 2007. (8)
10.52	Intellectual Property Security Agreement, by and among the Company, ProLink Solutions LLC and Calliope Capital Corporation, dated August 17, 2007. (8)
10.53	Membership Interest Pledge Agreement, by and between the Company and Calliope Capital Corporation, dated August 17, 2007. (8)
10.54	Registration Rights Agreement, by and between the Company and Calliope Capital Corporation, dated August 17, 2007. (8)
10.55	Secured Convertible Term Note, issued by the Company in favor of Calliope Capital Corporation, dated August 17, 2007. (8)
10.56	Secured Revolving Note, issued by the Company in favor of Calliope Capital Corporation, dated August 17, 2007. (8)

Index of Exhibits - 2

10.57
Amended and Restated Security Agreement, by and among ProLink Holdings Corp., ProLink Solutions LLC, Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd., PSource Structured Debt Limited, Calliope Capital Corporation and LV Administrative Services, Inc., as collateral agent for the Lenders. (26)

10.58	Amended and Restated Secured Revolving Note, issued by the Company to Calliope Capital Corporation. (26)
10.59	Amended and Restated Secured Convertible Term Note, issued by the Company to Valens U.S. SPV I, LLC. (26)
10.60	Amended and Restated Secured Convertible Term Note, issued by the Company to Valens Offshore SPV I, Ltd. (26)
10.61	Amended and Restated Secured Convertible Term Note, issued by the Company PSource Structured Debt Limited. (26)
10.62	Amended and Restated Intellectual Property Security Agreement, by and among by and among ProLink Holdings Corp., ProLink Solutions LLC, and LV Administrative Services, Inc. (26)
10.63	Amended and Restated Membership Interest Pledge Agreement, by and among by and among ProLink Holdings Corp., ProLink Solutions LLC, and LV Administrative Services, Inc. (26)
10.64
Registration Rights Agreement, by and among ProLink Holdings Corp., ProLink Solutions LLC, Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd., PSource Structured Debt Limited and Calliope Capital Corporation. (26)

10.65	Exclusive Licensing and Distribution Agreement, by and between ProLink Solutions, LLC and Sport Business Group, dated as of May 12, 2008. (27)
10.66	Exclusive Licensing and Distribution Agreement, by and between ProLink Solutions, LLC and Golf Consulting Services, dated as of May 14, 2008. (27)
10.67	Assignment of Lease, by and between ProLink Solutions, LLC and FDC Financial Limited Partnership, dated as of May 16, 2008. (28)
10.68	Amended and Restated Assignment of Lease, dated September 25, 2008, by and between ProLink Solutions, LLC and FOC Financial Limited Partnership. (29)
10.69	Letter Agreement, by ProLink Holdings Corp., ProLink Solutions, LLC, LV Adminstrative Services, Inc., Calliope Capital Corporation, Valens Offshore SPV I, Ltd., Valens U.S. SPV I, LLC and PSource Structured Debt Limited, dated December 10, 2008 and executed and effective as of December 11, 2008. (30)
16.1	Letter from Most & Company LLP, dated March 15, 2006. (31)
21.1	Subsidiaries of the Registrant. (8)
23.1	Consent of Semple, Marchal & Cooper., independent auditors. +
24.1	Power of Attorney (See “Power of Attorney” on signature page). (1)
*	Denotes a management contract or compensatory plan or arrangement.
+	Filed herewith

(1)
Previously filed as an exhibit to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 31, 2008, which exhibit is hereby incorporated herein by reference.

(2)
Previously filed as an exhibit to Amendment No. 2 to the Company’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on June 6, 2007, which exhibit is hereby incorporated by reference.

(3)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2006, which exhibit is hereby incorporated herein by reference.

(4)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2006, which exhibit is hereby incorporated herein by reference.

(5)
Previously filed as an exhibit to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 17, 2006, which exhibit is hereby incorporated herein by reference.

(6)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2007, which exhibit is hereby incorporated herein by reference.

(7)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007, which exhibit is hereby incorporated herein by reference.

(8)
Previously filed as an exhibit to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 15, 2008, which exhibit is hereby incorporated herein by reference.

Index of Exhibits - 3

(9)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2006, which exhibit is hereby incorporated herein by reference.

(10)
Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-QSB/A filed with the Securities and Exchange Commission on August 15, 2006, which exhibit is hereby incorporated herein by reference.

(11)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 27, 2006, which exhibit is hereby incorporated herein by reference.

(12)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 01, 2006, which exhibit is hereby incorporated herein by reference.

(13)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 19, 2006, which exhibit is hereby incorporated herein by reference.

(14)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2005, which exhibit is hereby incorporated herein by reference.

(15)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2007, which exhibit is hereby incorporated herein by reference.

(16)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 04, 2006, which exhibit is hereby incorporated herein by reference.

(17)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 21, 2005, which exhibit is hereby incorporated herein by reference.

(18)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 18, 2006, which exhibit is hereby incorporated herein by reference.

(19)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 06, 2006, which exhibit is hereby incorporated herein by reference.

(20)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2006, which exhibit is hereby incorporated herein by reference.

(21)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2006, which exhibit is hereby incorporated herein by reference.

(22)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2006, which exhibit is hereby incorporated by reference.

(23)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2007, which exhibit is hereby incorporated herein by reference.

(24)
Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on November 14, 2007, which exhibit is hereby incorporated herein by reference.

Index of Exhibits - 4

(25)
Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on August 20, 2007, which exhibit is hereby incorporated herein by reference.

(26)
Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2008, which exhibit is hereby incorporated herein by reference.

(27)
Previously filed as an exhibit to the Company’s Quartely Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2008, which exhibit is hereby incorporated herein by reference.

(28)
Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q/A filed with the Securities and Exchange Commission on December 12, 2008, which exhibit is incorporated herein by reference.

(29)	Previously filed as an exhibit to the Company's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on October 1, 2008, which exhibit is incorporated herein by reference.

(30)	Previously filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2008, which exhibit is incorporated herein by reference.

(31)
Previously filed as an exhibit to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on March 15, 2006, which exhibit is hereby incorporated herein by reference.

Index of Exhibits - 5